  As filed with the Securities and Exchange Commission on December 27, 1996
                                                           Registration No. 333-
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Scientific-Atlanta, Inc.

           (Exact Name of Registrant as Specified in Its Charter)

                 GEORGIA                                58-0612397
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

          ONE TECHNOLOGY PARKWAY, SOUTH                   30092
                 NORCROSS, GEORGIA                      (Zip Code)
     (Address of Principal Executive Offices)


             NON-QUALIFIED STOCK OPTION AGREEMENT WITH EMPLOYEE
                          (Full Title of the Plan)


         James F. McDonald           Please address a copy of all communications
       Chief Executive Officer            to:
      Scientific-Atlanta, Inc.                   William E. Eason, Jr., Esq.
    One Technology Parkway, South                  Scientific-Atlanta, Inc.
       Norcross, Georgia 30092                  One Technology Parkway, South
(Name and Address of Agent For Service)          Norcross, Georgia  30092
                                                Telephone:  (770) 903-5000


            (770) 903-5000
(Telephone Number, Including Area Code, of Agent for Service)


                                             CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                   Proposed             Proposed
 Title of                                          Maximum              Maximum
Securities                     Amount              Offering             Aggregate             Amount of
  to be                         to be                Price               Offering            Registration
Registered                    Registered           Per Share(1)            Price                  Fee
-------------------------------------------------------------------------------------------------------------
Common
Stock, Par
Value $0.50                   100,000              $17-7/8              $1,787,500           $542
Per Share                     shares
=============================================================================================================

(1) Calculated pursuant to Rule 457(h)(1), based on an option exercise price of $17-7/8 per share as set forth in the Non-Qualified Stock Option Agreement.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                   The following documents are incorporated herein by reference:

                   (a) The Registrant's annual report for the fiscal year ended June 28, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

                   (c) The description of the Registrant's common stock, par value $0.50 per share, which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, and the description of the rights to purchase Common Stock, which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

                   All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                   Mr. Eason, an executive officer of the Registrant, is also a partner at the law firm of Paul, Hastings, Janofsky & Walker LLP, which firm performs legal services for the Registrant. Mr. Eason receives a fixed salary from the firm for work which he performs for clients of the firm other than the Registrant, but has no interest in the firm's earnings and profits.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                     Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provide for the indemnification of officers and directors under certain circumstances against reasonable expenses incurred in defending against a claim and authorizes Georgia corporations to indemnify their officers and directors under certain circumstances against reasonable expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such sections.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                Not applicable.

ITEM 8.  EXHIBITS

                The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number                        Description of Exhibit
--------------                        ----------------------
     4                  Non-Qualified Stock Option Agreement between
                        Scientific-Atlanta, Inc. and James F. McDonald

     5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

    23.1                Consent of Arthur Andersen LLP

    23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities (contained in opinion filed as Exhibit 5)

    24                  Power of Attorney authorizing James F. McDonald and
                        Harvey A. Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature
                        Page of Registration Statement)

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gwinnett County, State of Georgia, on this 12th day of December, 1996.


                                      SCIENTIFIC-ATLANTA, INC.

                                      By:/s/James F. McDonald
                                         ---------------------------------
                                      JAMES F. MCDONALD, PRESIDENT AND CHIEF
                                      EXECUTIVE OFFICER


                               POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Harvey
A. Wagner, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/James F. McDonald                                    December 12, 1996
------------------------------------------------        ---------------------
JAMES F. MCDONALD, PRESIDENT AND CHIEF                  Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)



/s/Harvey A. Wagner                                     December 12, 1996
------------------------------------------------        ---------------------
HARVEY A. WAGNER, SENIOR VICE PRESIDENT-FINANCE,        Date
CHIEF FINANCIAL OFFICER AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)



/s/Julian W. Eidson                                     December 12, 1996
------------------------------------------------        ---------------------
JULIAN W. EIDSON                                        Date
VICE PRESIDENT AND CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)


                      [Signatures continued on next page]

               [Signatures continued from preceding next page]




/s/Marion H. Antonini                                   December 12, 1996
------------------------------------------------        ---------------------
MARION H. ANTONINI                                      Date
DIRECTOR



/s/William E. Kassling                                  December 12, 1996
------------------------------------------------        ---------------------
WILLIAM E. KASSLING                                     Date
DIRECTOR



/s/Wilbur Branch King                                   December 12, 1996
------------------------------------------------        ---------------------
WILBUR BRANCH KING                                      Date
DIRECTOR



/s/Mylle Bell Mangum                                    December 12, 1996
------------------------------------------------        ---------------------
MYLLE BELL MANGUM                                       Date
DIRECTOR



/s/Alonzo L. McDonald                                   December 12, 1996
------------------------------------------------        ---------------------
ALONZO L. MCDONALD                                      Date
DIRECTOR



/s/David J. McLaughlin                                  December 12, 1996
------------------------------------------------        ---------------------
DAVID J. MCLAUGHLIN                                     Date
DIRECTOR



/s/James V. Napier                                      December 12, 1996
------------------------------------------------        ---------------------
JAMES V. NAPIER                                         Date
DIRECTOR


/s/Sidney Topol                                         December 12, 1996
------------------------------------------------        ---------------------
SIDNEY TOPOL                                            Date
DIRECTOR


                                 EXHIBIT INDEX


Exhibits
--------
4.           Non-Qualified Stock Option Agreement between
             Scientific-Atlanta, Inc. and James F. McDonald

5. Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered

23.1         Consent of Arthur Andersen LLP

23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities (contained in opinion filed as Exhibit 5)

24.          Power of Attorney authorizing James F. McDonald and
             Harvey A. Wagner to sign amendments to this Registration
             Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration
             Statement)
